As filed with the Securities and Exchange Commission on April 27, 2001
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      56-0950247
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              401 North Main Street
                             Winston-Salem, NC 27102
                                 (336) 741-5500
                    (Address of principal executive offices)

                                   ----------

                     R. J. REYNOLDS CAPITAL INVESTMENT PLAN

                    SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
                OF R. J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
                            (Full title of the plans)


                             Charles A. Blixt, Esq.
                      R.J. Reynolds Tobacco Holdings, Inc.
                              401 North Main Street
                             Winston-Salem, NC 27102
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (336) 741-5500

                                   Copies to:
                             David W. Ferguson, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000


                                             CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                   Proposed Maximum        Proposed Maximum
        Title of Securities                 Amount to Be            Offering Price            Aggregate              Amount of
          To Be Registered                 Registered(1)             Per Share(2)         Offering Price(2)       Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
            COMMON STOCK
  (PAR VALUE $0.01 PER SHARE) (3)            5,000,000                 $54.815               $274,075,000             $68,519
==================================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on April 20, 2001.

(3) This registration statement also pertains to Rights to Purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for R.J. Reynolds Tobacco Holdings, Inc. Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of R.J. Reynolds Tobacco Holdings, Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

            This Registration Statement Includes a Total of 19 Pages.
                            Exhibit Index on Page 10.

                                     PART I

ITEM 1. PLAN INFORMATION

     Not required to be filed with this registration statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this registration statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by R.J. Reynolds Tobacco Holdings, Inc. (the "Registrant" or "RJRTH") or the Plans (as defined below) pursuant to the Securities Exchange Act of 1934 (the "1934 Act") (Commission File Number 1-6388), are incorporated by reference herein:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

     (2) The Annual Report on Form 11-K for the R. J. Reynolds Capital Investment Plan (the "CIP") and the Savings and Investment Plan for Employees of
R. J. Reynolds Tobacco Company in Puerto Rico (the "SIP-PR", together with the CIP, the "Plans") for the plan years ended December 30, 1999;

     (3) All documents filed with the Commission by the Registrant, the CIP or the SIP-PR pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

     (4) The description of the Registrant's Common Stock contained in the Registrant's 1934 Act registration statement on Form 8-A dated May 19, 1999, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, R.J. Reynolds Tobacco Holdings, Inc., 401 North Main Street, Winston-Salem, NC 27102.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable, see Item 3(4) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with any original issuance of Common Stock offered hereby are being passed upon for the Registrant by Charles A. Blixt, Esq., Executive Vice President, General Counsel and Assistant Secretary of the Registrant. Mr. Blixt owns shares of Common Stock which represent less than 0.1% of the currently outstanding shares of all classes of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such an officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Restated Certificate of Incorporation of RJRTH contains a provision to limit the personal liability of the directors of RJRTH for violations of their fiduciary duty. This provision eliminates each director's liability to RJRTH or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to RJRTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. In addition, the holders of Common Stock are deemed to have consented to certain provisions of the Restated Certificate of Incorporation under which certain allocations of corporate opportunities are not deemed to breach a director's fiduciary duty of loyalty.

     The Restated Certificate of Incorporation of RJRTH provides for indemnification of the officers and directors of RJRTH to the full extent permitted by applicable law.

     In addition, RJRTH will maintain directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS


     4.1 Restated Certificate of Incorporation of R.J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K (Commission File No. 1-6388), dated June 14, 1999 (the "Form 8-K"), Exhibit 3.1)

     4.2 By-laws of R.J. Reynolds Tobacco Holdings, Inc. (As Amended and Restated Effective April 25, 2001)

     4.3 Rights Agreement dated as of May 18, 1999, between R.J. Reynolds Tobacco Holdings, Inc. and its rights agent (incorporated by reference to the Form 8-K, Exhibit 4.1)

     5.1 Opinion of Charles A. Blixt, Esq. regarding the legality of any original issuance securities being registered

     23.1     Consents of Deloitte & Touche LLP

     23.2     Consent of KPMG LLP

     23.3     Consent of Charles A. Blixt, Esq. (included in Exhibit 5.1)

     23.4     Consent of Pietrantoni Mendez & Alvarez LLP (contained in Exhibit
              5.2)

     24 Powers of Attorney (included on the signature page of this registration statement)

ITEM 9. UNDERTAKINGS

    (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement;

        (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to submit the CIP and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the CIP under
Section 401 of the Internal Revenue Code.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 27th day of April, 2001.



                                 R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                 By:  /s/ Charles A. Blixt
                                      -----------------------------------------
                                      Charles A. Blixt
                                      Executive Vice President, General Counsel
                                      and Assistant Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Charles A. Blixt, McDara P. Folan, III, and Guy
M. Blynn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the 1933 Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities set forth below on April 27, 2001.




SIGNATURE                         TITLE
---------                         -----

/s/ Andrew J. Schindler           Chairman of the Board, President, Chief
-----------------------------     Executive Officer and Director
Andrew J. Schindler               (principal executive officer)


/s/ Kenneth J. Lapiejko           Executive Vice President and Chief Financial
-----------------------------     Officer (principal financial officer)
Kenneth J. Lapiejko


/s/ Thomas R. Adams               Senior Vice President and Controller
-----------------------------     (principal accounting officer)
Thomas R. Adams


/s/ Mary K. Bush                  Director
-----------------------------
Mary K. Bush


/s/ John T. Chain, Jr.            Director
-----------------------------
John T. Chain, Jr.


/s/ A.D. Frazier, Jr.             Director
-----------------------------
A. D. Frazier, Jr.


/s/ Denise Ilitch                 Director
-----------------------------
Denise Ilitch


/s/ John G. Medlin, Jr.           Director
-----------------------------
John G. Medlin, Jr.

SIGNATURE                         TITLE
---------                         -----



/s/ Nana Mensah                   Director
-----------------------------
Nana Mensah



/s/ Joseph P. Viviano             Director
-----------------------------
Joseph P. Viviano



/s/ Thomas C. Wajnert             Director
-----------------------------
Thomas C. Wajnert

     The Plans. Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the employee benefit plans) have caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 27th day of April, 2001.

                                      R. J. REYNOLDS CAPITAL INVESTMENT PLAN



                                      By:    /s/ McDara P. Folan III
                                             ------------------------------
                                              McDara P. Folan, III
                                              Secretary, RJR Employee
                                              Benefits Committee


                                      SAVINGS AND INVESTMENT PLAN FOR
                                      EMPLOYEES OF R. J. REYNOLDS TOBACCO
                                      COMPANY IN PUERTO RICO



                                      By:    /s/ McDara P. Folan III
                                             ------------------------------
                                              McDara P. Folan, III
                                              Secretary, RJR Employee
                                              Benefits Committee

                                INDEX TO EXHIBITS




Exhibit
Number                            Exhibits                                 Page
------                            --------                                 ----

  4.1   Certificate of Incorporation*.....................................    *
  4.2   By-laws (As Amended and Restated Effective April 25, 2001)........  A-1
  4.3   Rights Plan*......................................................    *
  5.1   Opinion of Charles A. Blixt, Esq..................................  A-6
  5.2   Opinion of Pietrantoni Mendez & Alvarez LLP.......................  A-7
 23.1   Consents of Deloitte & Touche LLP.................................  A-8
 23.2   Consent of KPMG LLP...............................................  A-9
 23.3   Consent of Charles A. Blixt, Esq (contained in
          Exhibit 5.1)....................................................  A-6
 23.4   Consent of Pietrantoni Mendez & Alvarez LLP (contained in
          Exhibit 5.2)....................................................  A-7
  24    Power of Attorney (included on the signature page of
          this registration statement)....................................    7


----------
*Incorporated herein by reference


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